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                                                                    EXHIBIT 99.7

                                POWER OF ATTORNEY

         The undersigned does hereby make, constitute and appoint William H. White, James M. Tidwell and Richard E. Blohm, Jr., acting jointly or singly, the undersigned's true and lawful attorney or attorneys (hereinafter referred to individually as "Attorney" or collectively as "Attorneys") with power to act for the undersigned and in the undersigned's name, place and stead, with or without the other and with full power of substitution and resubstitution, for the sole purpose of executing, making, declaring, certifying and filing on behalf of the undersigned with the Securities and Exchange Commission, and other appropriate governmental or private entities, any and all statements, reports and other information required to be filed by the undersigned under the Securities Exchange Act of 1934, as amended, or other state or federal statutes, by virtue of or relating to the undersigned's beneficial ownership of equity securities of Chicago Bridge & Iron Company N.V. (the "Company"), including without limitation any Schedule 13D, any and all amendments to any such schedule, any Joint Filing Agreement and any and all amendments thereto, any Form 3, 4 or 5 and any and all amendments thereto, and all other documents and information incidental or related thereto required to be executed, made or filed by the undersigned, in the form and manner in which such Attorneys or any of them deem necessary, appropriate, convenient or desirable to be done pursuant to and in accordance with the authorization contained in this Power of Attorney, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of the Attorneys and each of them.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on January 4, 2001.


FARINVEST LTD.                                ISSAM M. FARES, INDIVIDUALLY

/s/ Issam M. Fares                            /s/ Issam M. Fares
--------------------------------------        ----------------------------------
By:    Issam M. Fares                         Issam M. Fares
Title: Managing Director



FARINVEST N.V.                                MINEFA HOLDINGS B.V.

/s/ Issam M. Fares                            /s/ Issam M. Fares
--------------------------------------        ----------------------------------
By:     Issam M. Fares                        By:    Issam M. Fares
Title: Managing Director                      Title: Managing Director



WEDGE ENGINEERING B.V.

/s/ Issam M. Fares
--------------------------------------
By:    Issam M. Fares
       as Managing Director
       of Minefa Holdings B.V.
       Managing Director
       of WEDGE Engineering B.V.